Exhibit 10.2

Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is made as of April 14, 2023, by and among Gal Krubiner, Yahav Yulzari and Avital Pardo (each, a “Voting Party”), and Pagaya Technologies Ltd., a company organized under the laws of Israel (the “Company”).
WHEREAS, the Company has entered into that certain Preferred Shares Purchase Agreement (the “Purchase Agreement”) on April 14, 2023 with certain investors named therein (each, an “Investor” and together, “Investors”); and
    WHEREAS, in connection with the transactions contemplated in the Purchase Agreement, the Company agreed to use commercially reasonable efforts to schedule and hold a special meeting of shareholders as promptly as reasonably practicable following execution of the Purchase Agreement to obtain shareholder approval of its Amended and Restated Articles of Association (the “Articles”) as required by the applicable Israeli law.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of the Company (a) beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares underlying unexercised options or warrants, but including any shares acquired upon exercise of such options or warrants) (“Beneficially Owns”, “Beneficially Owned” or “Beneficial Ownership”) by a Voting Party, or (b) which a Voting Party has the right to vote (whether pursuant to an outstanding power of attorney, a trust or otherwise).
2.Representations and Warranties of Voting Party. Each Voting Party hereby represents and warrants to the Company with respect to such Voting Party as follows:
(a)Voting Shares. The Voting Shares held by the Voting Party as of the date hereof are listed on Annex A hereto. Except as listed on Annex A, as of the date hereof, the Voting Party does not have Beneficial Ownership of any other securities of the Company.
(b)No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any governmental entity on the part of the Voting Party is required in connection with the execution, delivery and performance of this Agreement.
(c)No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the Voting Party’s compliance with the terms hereof and performance of its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Voting Party or to the Voting Party’s property or assets (including the Voting Shares) that would be expected to prevent Voting Party from fulfilling its obligations under this Agreement.
(d)Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, the Voting Party Beneficially Owns its Voting Shares free and clear of all liens The Voting Party does not Beneficially Own any Voting Shares or any options, warrants or other rights to acquire any additional Voting Shares or ordinary shares of the Company or any security exercisable for or convertible into Voting Shares or ordinary shares of the Company, other than as set forth on Annex A hereto.

(e)No Litigation. There is no legal proceeding pending against or, to the knowledge of the Voting Party, threatened against, the Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of the Voting Party to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.
(f)Sophistication. The Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Purchase Agreement and has independently and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon the Company or any of its affiliates or any of the respective representatives of the foregoing. Voting Party acknowledges that the agreements contained herein with respect to the Voting Shares Beneficially Owned by the Voting Party are irrevocable.
3.Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.
(a)During the term of this Agreement, each Voting Party shall, at any meeting of the shareholders of the Company at which the matters described in clauses (i) and (ii) below are considered and at every adjournment or postponement thereof, (x) appear at such meeting or otherwise cause the Voting Shares that the Voting Party Beneficially Owns to be counted as present thereat for the purpose of establishing a quorum and (y) vote or cause to be voted the Voting Shares that the Voting Party Beneficially Owns, in each case to the extent such Voting Shares are entitled to vote thereon pursuant to the Company’s governing documents: (i) in favor of (A) the adoption of Articles, and (B) any other matter reasonably necessary to the consummation of the transactions contemplated in the Purchase Agreement and considered and voted upon by the shareholders of the Company; and (ii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions contemplated by the Purchase Agreement.
(b)Each Voting Party hereby appoints Richmond Glasgow and Michael Kurlander, and any designee of either of them, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a) hereof. This proxy and power of attorney is given to secure the performance of the duties of the Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by each Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
(c)From time to time, at the request of the Company, each Voting Party shall take all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement.
4.No Voting Trusts or Other Arrangement. Each Voting Party agrees that, during the term of this Agreement, the Voting Party will not, and will not permit any entity under its control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares except as contemplated in this Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.
5.Certain Covenants of Voting Party; Transfer and Encumbrance. Each Voting Party agrees that, during the term of this Agreement, such Voting Party will not, (a) directly or indirectly, transfer (including by operation of law), sell, or otherwise dispose of or encumber (“Transfer”) any of the Voting Party’s Voting Shares, or consent to, a Transfer of any of the Voting Party’s Voting Shares or the Voting Party’s voting or economic interest therein, (b) publicly announce any intention to effect any transaction specified in clause (a), or (c) knowingly take any action that would make any representation or warranty of the Voting Party contained herein untrue or inaccurate, or have the effect of preventing or disabling Voting Party from performing its obligations under this Agreement. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of Voting Shares by the Voting Party to any affiliate of the Voting Party, the Company, any directors, officers or employees of the Company and their respective nominees; provided, however, that in each case, the applicable transferee enters into a written joinder to this Agreement in form and substance reasonably acceptable to the Company by which such applicable transferee agrees to be bound by this Agreement. Notwithstanding the foregoing, a pledge of the Voting Shares by a Voting Party that creates a mere security interest in such Voting Shares pursuant to a bona fide loan or indebtedness transaction or a transfer shall not constitute a Transfer within the meaning of this Agreement for so long as such Voting Party continues to exercise the exclusive power to vote or direct the voting of such Voting Shares by proxy, voting agreement or otherwise, over such pledged or transferred Voting Shares.
6.Termination. This Agreement shall automatically terminate upon the date on which the Purchase Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination and the provisions of Sections 8-11 shall survive any termination of this Agreement.
7.No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a shareholder of the Company and/or as an existing proxy or attorney-in-fact with respect to any Voting Shares. Each Voting Party makes no agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any affiliate, partner or employee of the Voting Party) as a director or officer of the Company or any of its subsidiaries (if any affiliate, partner or employee of the Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any affiliate, partner or employee of the Voting Party) in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in the Voting Party’s capacity (or in the capacity of any affiliate, partner or employee of the Voting Party) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any affiliate, partner or employee of the Voting Party) from exercising, in his or her capacity as a director or officer of the Company, his or her fiduciary duties as an officer or director to the Company or its subsidiaries.
8.Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the closing of the transactions contemplated in the Purchase Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agree that each party shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each party hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

9.Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
10.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) business day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email during normal business hours (and otherwise as of the immediately following business day)(provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) business day after the date mailed, by registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
if to a Voting Party, to:
Pagaya Technologies Ltd.
90 Park Ave
New York, NY 10016
Attention:    Richmond Glasgow
Email:    *@pagaya-inv.com
    *@pagaya.com
if to the Company, to:
Pagaya Technologies Ltd.
90 Park Ave
New York, NY 10016
Attention:    Gal Krubiner
    Richmond Glasgow
Email:    *@pagaya-inv.com
    *@pagaya.com
with a copy to (which shall not constitute notice):
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention: Natalie Karam, Esq.
John T. McKenna, Esq.
Eric C. Jensen, Esq.
Email:      nkaram@cooley.com
jmckenna@cooley.com
ejensen@cooley.com
Goldfarb Gross Seligman & Co.
98 Yigal Alon Street
Tel Aviv
6789141
Israel
Attention:    Aaron M. Lampert
Email:    aaron.lampert@goldfarb.com

For purpose of this Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or Tel-Aviv, Israel are authorized or required by legal requirements to close.
11.Miscellaneous.

(a)Governing Law; Jurisdiction; WAIVER OF TRIAL BY JURY. (i) This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof to the extent such principles would result in the laws of another jurisdiction being applicable.
        (ii) Each party irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement and the consummation of the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party waives, and shall not assert as a defense in any legal dispute, that: (A) such party is not personally subject to the jurisdiction of the above named courts for any reason; (B) such legal proceeding may not be brought or is not maintainable in such court; (C) such party’s property is exempt or immune from execution; (D) such legal proceeding is brought in an inconvenient forum; or (E) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11. Notwithstanding the foregoing in this Section 11(a)(ii), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
        (iii) TO THE EXTENT NOT PROHIBITED BY ANY APPLICABLE LEGAL REQUIREMENT THAT CANNOT BE WAIVED, EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
(b)Amendment. Subject to Section 11(g) below, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. No modification, termination, rescission, discharge, or cancellation of this Agreement shall be effective unless in writing signed by the party against whom it is sought to be enforced, or shall affect the right of any party to enforce any claim or right hereunder, whether or not liquidated, where circumstances giving rise to such claim or right occurred prior to the date of such modification, termination, rescission, discharge, or cancellation.
(c)Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future legal requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
(d)Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.
(e)Titles and Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(f)Assignment. Other than Transfers by a Voting Party permitted pursuant to Section 5, and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11(f), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.
(g)The Company and each Voting Party acknowledge that each of the Investors is a third-party beneficiary of this Agreement and neither the Company nor any Voting Party shall amend or terminate this Agreement without the prior written consent of the Investors.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
VOTING PARTIES:

/s/ Gal Krubiner
Gal Krubiner

/s/ Yahav Yulzari
Yahav Yulzari

/s/ Avital Pardo
Avital Pardo

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
COMPANY:
PAGAYA TECHNOLOGIES LTD.
By: /s/ Gal Krubiner
Name: Gal Krubiner
Title: CEO
By: /s/ Amol Naik
Name: Amol Naik
Title: COO

[Signature Page to Voting Agreement]

ANNEX A

Name of Voting Party	Class A Ordinary Shares	Class A %*	Class B Ordinary Shares**	Class B %*	% of Total Voting Power
Gal Krubiner	5,873,719	1.11%	55,070,092	31.48%	24.43%
Yahav Yulzari	5,876,394	1.11%	55,070,092	31.48%	24.43%
Avital Pardo	7,877,360	1.49%	64,794,208	37.04%	28.78%
Total				100%	77.64%

* The calculation of the percentage of beneficial ownership is based on 529,168,740 outstanding Class A Ordinary Shares of the Company, no par value, and 174,934,392 outstanding Class B Ordinary Shares of the Company, no par value, as of the date of this Agreement.
** Does not include any options held by such Voting Party to acquire Class B Ordinary Shares.